_______________________________________________________________________________

                               OLYMPIC FINANCIAL LTD.

                                          to

                     NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                      as Trustee

                                   _______________

                                  SUBORDINATED NOTES
                                    ______________


                             FIRST SUPPLEMENTAL INDENTURE

                              Dated as of March 15, 1996

                                          TO

                         Indenture dated as of March 15, 1996


_______________________________________________________________________________

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       FIRST SUPPLEMENTAL INDENTURE, dated as of March 15, 1996, between
OLYMPIC FINANCIAL LTD., a corporation duly organized and existing under the laws of the State of Minnesota (herein called the "Company"), having its principal office at 7825 Washington Avenue South, Minneapolis, Minnesota 55439, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee (herein called the "Trustee"), having its principal office at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

                               RECITALS OF THE COMPANY

       The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 15, 1996 (the "Indenture") (all terms used in this First Supplemental Indenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture), pursuant to which the Company may from time to time issue one or more series of its unsecured debentures, notes or other evidences of indebtedness.

       The Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture for the purpose of amending certain of the provisions relating to subordination with respect to series of Securities that may be issued by the Company pursuant to this First Supplemental Indenture subsequent to the date hereof (the "First Supplemental Indenture Securities").

       Section 901(5)(ii) of the Indenture permits the Company, when authorized by or pursuant to a Board Resolution, and the Trustee to enter into one or more indentures supplemental to the Indenture without the consent of any Holders for the purpose of adding to, changing or eliminating any of the provisions of the Indenture in respect of one or more series of Securities, provided that such addition, change or elimination shall become effective only when there is no such Security Outstanding.

       The Board of Directors of the Company, by Written Consent effective as of October 2, 1995, authorized the Capital and Funding Committee of the Board of Directors of the Company to negotiate, enter into, execute and deliver on behalf of the Company one or more indentures relating to the Securities, including any supplemental indentures.

       The Capital and Funding Committee of the Board of Directors of the Company, by Written Action effective as of March 15, 1996, authorized this First Supplemental Indenture.

       The Company has furnished the Trustee with copies of the Written Consent of the Board of Directors and the Written Action of the Capital and Funding Committee of the Board of Directors of the Company, certified by the Secretary of the Company.


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       All things necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

       NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

       For and in consideration of the premises and the purchase of First Supplemental Indenture Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of First Supplemental Indenture Securities or of any series thereof (including holders from time to time of First Supplemental Indenture Securities of any series held through a Holder which is a Depositary (as defined in the Indenture)), as follows:

                                ARTICLE ONE

       SECTION 101. In addition to the definitions contained in Section 101 of the Indenture, the following definitions shall apply to this First Supplemental Indenture:

       "Payment Blockage Period" means the period (i) commencing on such date (the "Payment Blockage Commencement Date") as shall be specified in a written notice received by the Company and the Trustee from the holders (or a trustee, fiduciary or agent therefor) of Qualified Senior Debt, which notice shall state that a Senior Nonmonetary Default has occurred and specify the Payment Blockage Commencement Date, which date shall not be earlier than the date on which such notice is received, and (ii) ending (subject to any blockage of payments that may then or thereafter be in effect as the result of any Senior Payment Default) on the earlier of (A) the date on which such Senior Nonmonetary Default shall have been cured or waived in writing or shall have ceased to exist and any acceleration of Qualified Senior Debt to which such Senior Nonmonetary Default relates shall have been rescinded or annulled or the Qualified Senior Debt to which such Senior Nonmonetary Default relates shall have been discharged or (B) the 179th day after the Payment Blockage Commencement Date.

       "Qualified Senior Debt" means Senior Debt outstanding under either (i) an indenture pursuant to which $100,000,000 principal amount of Senior Debt is issued and outstanding or (b) a Warehouse Facility which by its terms authorizes at least $100,000,000 of Senior Debt to be borrowed by the Company from time to time.

       "Senior Nonmonetary Default" means the occurrence or existence and continuance of any event of default (including the lapse of any applicable grace period and the delivery of any required notice) under the terms of any instrument or agreement pursuant to which any Qualified Senior Debt is outstanding,

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permitting one or more holders of such Qualified Senior Debt (or a trustee or agent on behalf of the holders thereof) to declare such Qualified Senior Debt due and payable prior to the date on which it would otherwise become due and payable, other than a Senior Payment Default.

    SECTION 102.  In addition to the subordination provisions contained in
Section 1303 of the Indenture, the following subordination provisions shall apply to First Supplemental Indenture Securities:

         "In the event that any Senior Nonmonetary Default shall have occurred and be continuing with respect to any Qualified Senior Debt, and the Company and the Trustee have received written notice from the holders (or a trustee, fiduciary or agent therefor) of such Qualified Senior Debt (in accordance with the terms of the instruments governing such Qualified Senior Debt) stating that a Senior Nonmonetary Default has occurred and specifying a Payment Blockage Commencement Date, then, during the Payment Blockage Period, no payment or distribution of any kind or character, whether in cash, property or securities, by set off or otherwise (including any payment or distribution which may be payable or deliverable by reason of the payment of any Junior Subordinated Debt), shall be made on account of the principal of any First Supplemental Indenture Securities or on account of any purchase, redemption, retirement or other acquisition of First Supplemental Indenture Securities by the Company. No more than one Payment Blockage Period may be commenced with respect to the First Supplemental Indenture Securities during any period of 360 consecutive days, and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no Payment Blockage Period is in effect. For all purposes of this paragraph, no Senior Nonmonetary Default that existed or was continuing on any Payment Blockage Commencement Date with respect to the Qualified Senior Debt initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by holders of Qualified Senior Debt or their representatives unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days. From and after a Payment Blockage Commencement Date or the occurrence of a Senior Payment Default, neither the Trustee nor the Holders of not less than 25% in aggregate principal amount of the Outstanding First Supplemental Indenture Securities of any series may declare the principal amount (or, if any of the First Supplemental Indenture Securities of such series are Original Issue Discount Securities, such lesser portion of the principal amount of such First Supplemental Indenture Securities as may be specified in the terms thereof) of all of the First Supplemental Indenture Securities of that series to be due and payable immediately, as provided in Section 502 of the Indenture, until the first to occur of the following:

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              (1)  the related Senior Nonmonetary Default or Senior Payment
         Default is cured and, if such Qualified Senior Debt was previously accelerated, such acceleration has been rescinded or annulled, or

              (2) the related Senior Nonmonetary Default or Senior Payment Default is waived by the holders of such Qualified Senior Debt and, if such Qualified Senior Debt was previously accelerated, such acceleration has been rescinded or annulled, or

              (3) the expiration of 180 days after the Payment Blockage Commencement Date or the occurence of the Senior Payment Default, if the maturity of such Qualified Senior Debt has not been accelerated at such time or the holder or holders of not less than 51% in principal amount of the outstanding Qualified Senior Debt with respect to which a Senior Nonmonetary Default or Senior Payment Default then exists, or an agent, representative or trustee therefor, has not exercised any judicial or non-judicial remedy with respect to any collateral securing such Qualified Senior Debt at such time.

    Notwithstanding anything to the contrary in this paragraph, upon payment in full of the Qualified Senior Debt, payments and distributions may be made on account of the principal of the First Supplemental Indenture Securities or on account of any purchase, redemption, retirement or other acquisition of First Supplemental Indenture Securities by the Company. Nothing in this paragraph shall be deemed to prevent the automatic acceleration of the principal amount of all First Supplemental Indenture Securities (or specified portion thereof) immediately upon the occurrence of an Event of Default under Sections 501(6) or (7) of the Indenture pursuant to the proviso contained in the first paragraph of Section 502 of the Indenture.

         The provisions of this Section 102 shall not apply to any payments or distributions made on account of the principal of the First Supplemental Indenture Securities or on account of any purchase, redemption, retirement or other acquisition of First Supplemental Indenture Securities by the Company with respect to which Section 1302 of the Indenture would be applicable."

    SECTION 103. Without the consent of the holders of all Qualified Senior Debt affected thereby, the Company and the Trustee shall not have the power to enter into an indenture or indentures supplemental hereto for the purpose of amending or modifying the definition of "Qualified Senior Debt" in this First

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Supplemental Indenture in a manner adverse to the holders of such affected
Qualified Senior Debt.

    SECTION 104. The Company hereby certifies that the amendments to the Indenture set forth in this First Supplemental Indenture do not affect any series of Securities currently Outstanding. The Company hereby covenants and agrees that it shall comply with Section 1303 of the Indenture, as supplemented by Section 102 of this First Supplemental Indenture, as it applies by its terms to First Supplemental Indenture Securities of any series.

                                  ARTICLE TWO

    SECTION 201. For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(a) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (b) the words "herein," "hereof," "hereby" and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture and not to any particular section hereof.

    SECTION 202. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

    SECTION 203. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

    SECTION 204. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

    SECTION 205. The Recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.

    SECTION 206. This First Supplemental Indenture and the First Supplemental Indenture Securities shall be governed by and construed in accordance with the laws of the State of Minnesota.


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    IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed all as of the day and year first above written.

                                          OLYMPIC FINANCIAL LTD.


                                          By  /s/ Brian S. ANDERSON
                                            ---------------------------------
                                            Brian S. Anderson
                                            Senior Vice President and Chief
                                                  Accounting Officer

Attest:

   /s/ JAMES D. ATKINSON III
---------------------------------
James D. Atkinson III
Senior Vice President, Corporate
    Counsel and Secretary


                                          NORWEST BANK MINNESOTA,
                                          NATIONAL ASSOCIATION, as
                                          Trustee


                                          By  /s/ CURTIS D. SCHWEGMAN
                                            ---------------------------------
                                            Curtis D. Schwegman
                                            Corporate Trust Officer

Attest:


    /s/ RAYMOND S. HAVERSTOCK
----------------------------------
Name:  Raymond S. Haverstock
       ---------------------------
Title:  Assistant Secretary
       ---------------------------

STATE OF MINNESOTA             )
                               )   SS.
COUNTY OF HENNEPIN             )

    On the 27th day of March, 1996, before me personally came Brian S.
Anderson, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President and Chief Accounting Officer of Olympic Financial Ltd., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



[SEAL]                                        /s/ MAUREEN R. SULTAN
                                         -------------------------------
                                                  Notary Public




STATE OF MINNESOTA             )
                               )   SS.
COUNTY OF HENNEPIN             )

    On the 28th day of March, 1996, before me personally came Curtis D. Schwegman, to me known, who, being by me duly sworn, did depose and say that he is a Corporate Trust Officer of Norwest Bank Minnesota, National Association, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.




[SEAL]                                            /s/ JANE YUN
                                         -------------------------------
                                                  Notary Public




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